           As filed with the Securities and Exchange Commission on March 3, 1999
                                                      Registration No. 333-69033
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             Registration Statement
                                      Under
                           the Securities Act of 1933


                             MODTECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                  33-0825386
  (State of Incorporation)               (I.R.S. Employer Identification No.)

          2830 BARRETT AVENUE, PERRIS, CALIFORNIA 92571, (909) 943-4014 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     EVAN M. GRUBER, CHIEF EXECUTIVE OFFICER
          2830 BARRETT AVENUE, PERRIS, CALIFORNIA 92571, (909) 943-4014
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                   COPIES TO:

Jon R. Haddan, Esq.                                  Kevin A. Cudney, Esq.
Haddan & Zepfel LLP                                  Dorsey & Whitney LLP
4675 MacArthur Court, Suite 710                      370 17th Street, Suite 4400
Newport Beach, California 92660                      Denver, Colorado 80202

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ]
================================================================================

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport Beach, California on March 3, 1999.

                                     MODTECH HOLDINGS, INC.

                                     By: /s/ Evan M. Gruber
                                         ---------------------------------------
                                         Evan M. Gruber, Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

       Signature                           Title                               Date
       ---------                           -----                               ----

/s/Evan M. Gruber                  Chief Executive Officer                 March 3, 1999
---------------------------        and Director
Evan M. Gruber


                                   Chief Operating and Chief               March 3, 1999
---------------------------        Financial Officer (principal
*Michael G. Rhodes                 financial and accounting officer)


---------------------------        President, Director                     March 3, 1999
*Patrick Van Den Bossche


---------------------------        Director                                March 3, 1999
*Charles A. Hamilton


---------------------------        Director                                March 3, 1999
*Charles R. Gwirtsman


---------------------------        Director                                March 3, 1999
*Charles C. McGettigan


---------------------------        Director                                March 3, 1999
*Myron A. Wick III


---------------------------        Director                                March 3, 1999
*Daniel J. Donahoe III


---------------------------        Director                                March 3, 1999
*Robert W. Campbell


*By: Evan M. Gruber, Attorney in Fact

/s/ Evan M. Gruber
-------------------------------------
Evan M. Gruber

                                  EXHIBIT INDEX

NUMBER                                              NAME OF EXHIBIT
------                                              ---------------
  2+      Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech,
          Inc. and SPI Holdings, Inc. (included as Annex I to the Joint Proxy Statement/Prospectus)

  3.1+    Certificate of Incorporation of Modtech Holdings, Inc.

  3.2+    Bylaws of Modtech Holdings, Inc.

  3.3+    Articles of Incorporation of Modtech, Inc.

  3.4+    Bylaws of Modtech, Inc.

  3.5+    Articles of Incorporation of SPI Holdings, Inc.

  3.6+    Bylaws of SPI Holdings, Inc.

  3.7+    Certificate of Designation of Modtech Holdings, Inc. Series A Preferred Stock

  3.8+    Designation of SPI Holdings, Inc. Series A-1, A-2, A-3, A-4, A-5 and A-6 Convertible Preferred Stock

  4+      Registration Rights Agreement

  5+      Opinion of Haddan & Zepfel LLP regarding the validity of securities offered hereby

  8.1     Executed opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters, delivered at the closing.

  8.2     Executed opinion of Dorsey & Whitney LLP regarding certain tax matters, delivered at the closing.

 10.1+    Transaction Advisory Agreement

 10.2+    Employment Agreement -- Evan M. Gruber

 10.3+    Employment Agreement -- Patrick Van Den Bossche

 10.4+    Employment Agreement -- Michael G. Rhodes

 10.5+    Lease between Modtech, Inc. and Pacific Continental Modular Enterprises, relating to the Barrett Street property in Perris, California

 10.6+    Lease between Modtech, Inc. and Gerald Bashaw, relating to the Morgan Street Property in Perris, California

 10.7+    Lease between Modtech, Inc. and BMG2, relating to the property in Lathrop, California

 10.8+    Industrial Development Bond agreements

 10.9+    Lease between Office Master of Texas, Inc. and Bertrand L. Taylor, relating to the Gibbs Boulevard property in
          Glen Rose, Texas.

 10.10+   Lease between Baron Homes, Inc. and David V. Homme and Mary B. Homme, relating to the South Cucamonga
          Avenue property in Rancho Cucamonga, California, assigned to SPI.

 10.11+   Lease between Ronfran Incorporated d/b/a Standard Pacific Industries and Toth Enterprises, relating to the
          Hermosa Avenue property in Rancho Cucamonga, California, assigned to SPI.


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
 10.12+   Lease between Arizona Millwork, Inc. and The Rosenfield Family Trust, relating to the Madison Avenue property in Phoenix, Arizona.

 10.13+   Letter agreement dated June 10, 1998 between McGettigan, Wick & Co., Inc. and Modtech, Inc.

 23.1+    Consent of KPMG LLP

 23.2+    Consent of Arthur Andersen LLP

 23.3+    Consent of Haddan & Zepfel LLP (included in Exhibit 5)

 23.4+    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

 23.5+    Consent of Dorsey & Whitney LLP (included in Exhibit 8.2)

 24+      Powers of attorney (included on Page II-4 hereof)

 27+      Financial Data Schedule

 99.1+    Form of Modtech, Inc. proxy

 99.2+    Form of SPI Holdings, Inc. proxy

---------------

    +   Previously filed.


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